UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 25, 2014

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

(Address of Principal Executive Offices)      (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 25, 2014, Blue Earth Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “SPA”) with Jackson Investment Group, LLC, a Georgia limited liability company (“JIG”) for the sale of 10,000,000 shares of restricted common stock, par value $.001 per share (the “Common Stock”), for an aggregate amount of $10,000,000.  Prior to the acquisition, JIG held more than five percent (5%) of the issued and outstanding shares of Common Stock.

The proceeds of this offering will be used to fund capital expenditures and other expenses in connection with the Company’s CHP and solar projects and the balance for working capital purposes.

Item 3.02  Unregistered Sale of Equity Securities

The Common Stock referenced in Item 1.01 above was sold in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act of 1933 (the "Securities Act"). Neither the offer nor the sale of Common Stock pursuant to the SPA were registered under the Securities Act, and therefore such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Company did not engage any broker dealers or placement agents in connection with the offering or sale of Common Stock.

Item 9.01  Financial Statements and Exhibits

(a)  Exhibits

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated as of November 25, 2014 by and between Blue Earth, Inc. and Jackson Investment Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2014	BLUE EARTH, INC.

By: /s/ Johnny Thomas
Name: Dr. Johnny R. Thomas
Title: Chief Executive Officer

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